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Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report of D.L. Peterson Trust (the "Company") on Form 10-Q for the three and nine month periods ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), George J. Kilroy, as Chief Executive Officer of Raven Funding LLC, the Settlor of the Company, and Neil J. Cashen, as Chief Financial Officer of Raven Funding LLC, the Settlor of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GEORGE J. KILROY George J. Kilroy Chief Executive Officer of Raven Funding LLC, the Settlor of the Company November 13, 2003
/s/ NEIL J. CASHEN Neil J. Cashen Chief Financial Officer of Raven Funding LLC, the Settlor of the Company November 13, 2003

        A signed original of this written statement required by Section 906 has been provided to D. L. Peterson Trust and will be retained by D. L. Peterson Trust and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002